GREENLIGHT RE ANNOUNCES
FIRST QUARTER 2013 FINANCIAL RESULTS

GRAND CAYMAN, Cayman Islands - May 6, 2013 - Greenlight Capital Re, Ltd. (NASDAQ: GLRE) today announced financial results for the first quarter ended March 31, 2013. Greenlight Re reported net income of $56.7 million for the first quarter of 2013 compared to net income of $65.1 million for the same period in 2012. Fully diluted net income per share was $1.52 compared to fully diluted net income per share of $1.75 for the same period in 2012.

Fully diluted adjusted book value per share was $23.45 as of March 31, 2013, a 0.7% increase from $23.29 per share as of March 31, 2012.

Financial and operating highlights for Greenlight Re for the first quarter ended March 31, 2013 include:

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Gross written premiums in the first quarter of 2013 were $127.0 million, compared to $152.2 million in the first quarter of 2012; net earned premiums were $109.5 million, an increase from $101.6 million reported in the prior-year period.

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Underwriting income of $1.9 million was reported for the first quarter of 2013, compared to underwriting income of $2.3 million in the first quarter of 2012. During the first quarter of 2013, the company established additional net reserves of $1.6 million, as additional reserves related to Greenlight Re's general liability book of business were partially offset by a reversal of reserves established for super-storm Sandy.

•
A net investment gain of 5.8%, on Greenlight Re's investment portfolio managed by DME Advisors, LP was reported for the first quarter 2013. This compares to a net investment gain of 6.5% in the first quarter of 2012.

“While we saw gains in our investment portfolio, our underwriting results in the first quarter were impacted by an increase to our reserves, despite the reversal of all reserves related to super-storm Sandy,” said Bart Hedges, Chief Executive Officer of Greenlight Re. “We continued to take advantage of several opportunities in our non-standard automobile segment and have begun to execute on European opportunities via our Irish subsidiary."

“Our investment portfolio performed well and remains conservatively positioned given the uncertainty in the financial markets,” stated David Einhorn, Chairman of the Board of Directors. “Our underwriting team remains focused on developing long-term relationships with our insurance partners, and we believe we are well positioned to identify and act upon new opportunities despite the competitive environment.”

Conference Call Details

Greenlight Re will hold a live conference call to discuss its financial results for the first quarter of 2013 on Tuesday May 7, 2013 at 9:00 a.m. Eastern time.  The conference call title is Greenlight Capital Re, Ltd. First Quarter 2013 Earnings Call.

To participate, please dial in to the conference call at:

U.S. toll free             1-877-317-6789
International            1-412-317-6789

The conference call can also be accessed via webcast at:

http://services.choruscall.com/links/glre130507.html

A telephone replay of the call will be available from 11:00 a.m. Eastern time on May 7, 2013 until 9:00 a.m. Eastern time on May 15, 2013.  The replay of the call may be accessed by dialing 1-877-344-7529 (U.S. toll free) or 1-412-317-0088 (international), access code 10026875. An audio file of the call will also be available on the Company's website, www.greenlightre.ky.

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Regulation G
Fully diluted adjusted book value per share is a non-GAAP measure and represents basic adjusted book value per share combined with the impact from dilution of share based compensation including in-the-money stock options and RSUs as of any period end. Book value is adjusted by subtracting the amount of the non-controlling interest in joint venture from total shareholders' equity to calculate adjusted book value. We believe that long term growth in fully diluted adjusted book value per share is the most relevant measure of our financial performance. In addition, fully diluted adjusted book value per share may be of benefit to our investors, shareholders and other interested parties to form a basis of comparison with other companies within the reinsurance industry.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our annual report on Form 10-K filed with the Securities Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Greenlight Capital Re, Ltd.
Greenlight Re (www.greenlightre.ky) is a NASDAQ listed company with specialist property and casualty reinsurance companies based in the Cayman Islands and Ireland.  Greenlight Re provides a variety of custom-tailored reinsurance solutions to the insurance, risk retention group, captive and financial marketplaces.  Established in 2004, Greenlight Re selectively offers customized reinsurance solutions in markets where capacity and alternatives are limited.  With a focus on deriving superior returns from both sides of the balance sheet, Greenlight Re's assets are managed according to a value-oriented equity-focused strategy that complements the Company's business goal of long-term growth in book value per share.

Contact:
Garrett Edson
ICR
(203) 682-8331
IR@greenlightre.ky

Media:
Brian Ruby
ICR
(203) 682-8268
Brian.ruby@icrinc.com

GREENLIGHT CAPITAL RE, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS

March 31, 2013 and December 31, 2012
(expressed in thousands of U.S. dollars, except per share and share amounts)

	March 31, 2013	December 31, 2012
	(unaudited)	(audited)
Assets
Investments
Debt instruments, trading, at fair value	$7,100	$1,763
Equity securities, trading, at fair value	1,112,684	1,042,715
Other investments, at fair value	146,340	133,450
Total investments	1,266,124	1,177,928
Cash and cash equivalents	10,973	21,890
Restricted cash and cash equivalents	1,378,563	1,206,837
Financial contracts receivable, at fair value	61,636	22,744
Reinsurance balances receivable	195,998	173,221
Loss and loss adjustment expenses recoverable	21,133	34,451
Deferred acquisition costs, net	64,027	59,177
Unearned premiums ceded	2,468	3,616
Notes receivable	15,865	19,330
Other assets	3,424	3,559
Total assets	$3,020,211	$2,722,753
Liabilities and equity
Liabilities
Securities sold, not yet purchased, at fair value	$1,092,473	$908,368
Financial contracts payable, at fair value	14,847	19,637
Due to prime brokers	366,681	326,488
Loss and loss adjustment expense reserves	349,902	356,470
Unearned premium reserves	207,594	188,185
Reinsurance balances payable	35,282	35,292
Funds withheld	13,068	17,415
Other liabilities	13,449	10,488
Performance compensation payable to related party	16,113	—
Total liabilities	2,109,409	1,862,343
Equity
Preferred share capital (par value $0.10; authorized, 50,000,000; none issued)	—	—
Ordinary share capital (Class A: par value $0.10; authorized, 100,000,000; issued and outstanding, 30,567,227 (2012: 30,447,179): Class B: par value $0.10; authorized, 25,000,000; issued and outstanding, 6,254,949 (2012: 6,254,949))	3,682	3,670
Additional paid-in capital	493,492	492,469
Retained earnings	382,302	325,569
Shareholders’ equity attributable to shareholders	879,476	821,708
Non-controlling interest in joint venture	31,326	38,702
Total equity	910,802	860,410
Total liabilities and equity	$3,020,211	$2,722,753

GREENLIGHT CAPITAL RE, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

For the three months ended March 31, 2013 and 2012
(expressed in thousands of U.S. dollars, except per share and share amounts)

	Three months ended March 31
	2013	2012
Revenues
Gross premiums written	$126,964	$152,220
Gross premiums ceded	3,978	(10,994)
Net premiums written	130,942	141,226
Change in net unearned premium reserves	(21,471)	(39,637)
Net premiums earned	109,471	101,589
Net investment income	61,139	71,606
Other income (expense), net	389	(212)
Total revenues	170,999	172,983
Expenses
Loss and loss adjustment expenses incurred, net	66,278	63,307
Acquisition costs, net	41,296	36,025
General and administrative expenses	3,760	4,624
Total expenses	111,334	103,956
Income before income tax expense	59,665	69,027
Income tax expense	(308)	(262)
Net income including non-controlling interest	59,357	68,765
Income attributable to non-controlling interest in joint venture	(2,624)	(3,632)
Net income	$56,733	$65,133
Earnings per share
Basic	$1.54	$1.78
Diluted	$1.52	$1.75
Weighted average number of ordinary shares used in the determination of earnings per share
Basic	36,730,315	36,550,953
Diluted	37,424,894	37,279,371

The following table provides the ratios for the three months ended March 31, 2013 and 2012:

	Three months ended March 31			Three months ended March 31
		2013			2012
	Frequency	Severity	Total	Frequency	Severity	Total

Loss ratio	71.2%	(676.4)%	60.5%	65.2%	2.1%	62.3%
Acquisition cost ratio	37.6%	46.2%	37.7%	36.3%	17.0%	35.5%
Composite ratio	108.8%	(630.2)%	98.2%	101.5%	19.1%	97.8%
Internal expense ratio			4.5%			3.1%
Corporate expense ratio			(1.0)%			1.5%
Combined ratio			101.7%			102.4%